EXHIBIT 99.1
EPIX Contact
Amy Seltzer Hedison
Investor Relations
(617) 250-6012
Predix Contact
Andrea L. Johnston
Investor Relations
(910) 616-5858
Paul Kidwell
Media Relations
(617) 296-3854
FOR IMMEDIATE RELEASE
April 3, 2006
EPIX AND PREDIX ANNOUNCE MERGER AGREEMENT
Conference Call Scheduled for 9:30 a.m. ET Today
CAMBRIDGE and LEXINGTON, MA, April 3, 2006 — EPIX Pharmaceuticals, Inc. (NASDAQ: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI), and Predix Pharmaceuticals Holdings, Inc., a privately-held pharmaceutical company focused on the discovery and development of novel, highly selective, small-molecule drugs that target G-Protein Coupled Receptors (GPCRs) and ion channels, today jointly announced the signing of a definitive merger agreement whereby EPIX will acquire Predix in a transaction valued at approximately $90 million, including the assumption of net debt at closing. In addition, Predix shareholders will be paid a possible milestone payment of $35 million in cash, stock or a combination of both based on the achievement of certain clinical or strategic milestones within a specified period of time.
The combined company would have a broad pipeline of product candidates, an experienced management team and approximately $125 million in cash and marketable securities at the end of the first quarter. In addition to Vasovist™, EPIX’s novel blood pool imaging agent, which is expected to be marketed in Europe by Schering AG and is the subject of ongoing discussions with the FDA regarding its path forward in the United States, the combined company will have:
•	PRX-00023 in Phase III for anxiety, and expected to enter Phase II for depression in 2007;

•	EP-2104R in Phase II for imaging arterial and venous blood clots;

•	PRX-03140 which has completed Phase Ib trials and is expected to enter Phase II for Alzheimer’s disease later this year;

•	PRX-08066 in Phase Ib development for pulmonary arterial hypertension; and

•	a portfolio of several pre-clinical product candidates.
The intention of the combined company is to license its later-stage products to larger pharmaceutical or biotechnology companies at a point where it can maximize the value of these products; discussions regarding these potential partnerships have been initiated and are ongoing.

Michael Astrue, EPIX Interim CEO said, “One of our goals has been to enter into a transformative transaction to make EPIX a growth company once again, with a robust portfolio of product candidates. The EPIX Board of Directors has had the opportunity to evaluate many terrific privately-held therapeutics companies based on criteria we established last September. The result of this process is that we have selected Predix as the first and best choice to create a combined company that gives us many strong opportunities for growth. Predix has three promising products in the clinic, an innovative technology platform that has the ability to generate additional drug candidates, and a dynamic leadership team. We believe that this transaction will create a Massachusetts-based specialty pharmaceutical company with significant and lasting value.”
Michael G. Kauffman, M.D., Ph.D., President and CEO of Predix, commented, “This transaction combines EPIX’s approved product in Europe, Phase II candidate, preclinical compounds, operating infrastructure, cash and access to capital with Predix’s therapeutic product pipeline, which we believe will allow us to maximize the development and partnership opportunities for our lead therapeutic products. The combination of EPIX’s imaging product portfolio and our therapeutic product pipeline diversifies our risks and provides us with the potential for nearer-term cash flow through royalty revenues. I am excited about the combined capabilities of the two companies because I believe that their complementary nature will enhance our ability to improve patients’ lives by developing products that meet significant, unmet clinical needs and thereby drive significant shareholder value.”
Following the completion of the transaction, Dr. Kauffman will become CEO of the combined company and a member of the reconstituted Board of Directors, and Dr. Andrew Uprichard, currently EPIX’s President and COO, will become President of the combined company. Christopher Gabrieli will remain Chairman of the Board of the combined company, and four directors of Predix will be added to EPIX’s Board. In addition, EPIX expects to announce the addition of at least one more person to its Board of Directors in the second quarter of 2006.
Under the terms of the agreement, which has been approved by the Boards of Directors of both EPIX and Predix, upon completion of the merger EPIX will issue to Predix stockholders shares of EPIX common stock such that Predix stockholders will own approximately 47% of the combined company’s shares outstanding, and EPIX stockholders will own approximately 53%. Predix options and warrants outstanding at closing will also be assumed by EPIX. Predix’s stockholders and option and warrant holders will be entitled to a milestone payment of $35 million upon Predix’s achievement of certain clinical or strategic milestones. At the option of the directors of EPIX, the milestone payment may be paid in cash, stock or a combination of both, although in no circumstance will the total amount of EPIX shares to be issued in the transaction, including upon the exercise of all assumed Predix options and warrants, exceed 49.99% of the combined company’s outstanding shares. The transaction will be structured as a tax-free exchange. The merger is subject to approval by both EPIX’s and Predix’s stockholders, regulatory approval and other closing conditions, and is expected to close in June or July of 2006. Predix stockholders holding approximately 40% of Predix’s voting shares have agreed to vote their shares in favor of the merger.
Upon closing, Predix stockholders will have the right to receive 1.248509 shares of EPIX stock for each share of Predix common stock held by them at the closing of the transaction. In connection with the transaction, EPIX will issue approximately 23.275 million shares, including shares underlying Predix’s outstanding options and warrants. In addition, EPIX expects to assume approximately $7.8 million in net debt at the closing of the transaction. Upon the consummation of the transaction, EPIX will have approximately 43.5 million common shares outstanding and it is expected that EPIX’s common stock will continue to trade on the NASDAQ National Market System under the symbol “EPIX”.
CONFERENCE CALL
Mr. Astrue and Dr. Kauffman will host a conference call discussing the transaction and a business overview of the combined company on Monday, April 3, 2006 at 9:30 a.m. ET. A live webcast of the conference call can be accessed at EPIX’s website, www.epixpharma.com. The webcast and the conference call are open to all interested parties. An archived version of the webcast will be available at www.epixpharma.com, through the Investor Relations link, for 90 days. A replay of the conference call will be available for two weeks, beginning at 11:30 a.m. on April 3, 2006. Information for the call is as follows:

Domestic callers:	800-706-7745

International callers:	617-614-3472

Passcode:	78597312
Information for the replay is as follows:

Domestic callers:	888-286-8010

International callers:	617-801-6888

Passcode:	85453854
About EPIX Pharmaceuticals, Inc.
EPIX, based in Cambridge, MA, is a pharmaceutical company focused on the discovery and development of innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. Vasovist™, EPIX’s lead product, was approved by the European Commission for marketing in the 25 member countries of the European Union in October 2005, and is expected to be marketed in Europe by Schering AG. Vasovist also has been approved for sale in Switzerland. In the United States, Vasovist was the subject of a second approvable letter received from the FDA in November, 2005. EPIX has a meeting with the FDA scheduled in early April 2006 to discuss a draft protocol for an additional Phase III trial of Vasovist. EPIX has additional imaging products in development, including EP-2104R, a thrombus-imaging agent in Phase II studies. To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.
About Predix Pharmaceuticals Holdings, Inc.
Predix, based in Lexington, MA, is a pharmaceutical company focused on the discovery and development of novel, highly selective, small-molecule drugs that target G-Protein Coupled Receptors (GPCRs) and ion channels. Using its proprietary drug discovery technology and approach, Predix has advanced three internally discovered drug candidates into clinical trials and has six additional programs in preclinical development and discovery. Predix is expected to complete the first of at least two pivotal Phase III clinical trials for generalized anxiety disorder for its lead drug candidate, PRX-00023, in the second half of 2006. Predix has two other clinical-stage drug candidates: PRX-03140 for the treatment of Alzheimer’s disease, which is expected to enter Phase II trials later this year and PRX-08066 for the treatment of pulmonary arterial hypertension, currently completing Phase I clinical trials with Phase IIa trials planned for mid-2006. Additional information about Predix can be found on the company’s website at www.predixpharm.com.
Additional Information About the Merger And Where To Find It
EPIX intends to file a registration statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement/prospectus in connection with the proposed merger. Investors and security holders are advised to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger when it becomes available because it contains important information about EPIX, Predix and the proposed transaction and other related matters. The joint proxy statement/prospectus will be sent to stockholders of EPIX and Predix seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and any amendments or supplements thereto (when they are available) and other documents filed by EPIX at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free by directing such request to EPIX Pharmaceuticals, Inc. 161 First Street, Cambridge, Massachusetts, Attn: Investor Relations, tel: (617) 250-6000; e-mail: ahedison@epixpharma.com or Predix Pharmaceuticals Holdings, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attn: Investor Relations, tel: (781) 372-3260; e-mail: investors@predixpharm.com.
EPIX and Predix and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that EPIX and Predix directors and executive officers have in the merger will be included in the registration statement containing the proxy statement/prospectus that will be filed with the Securities and Exchange Commission and available free of charge as indicated above. Information regarding EPIX’s executive officers and directors is also available in EPIX’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 29, 2005. You can obtain free copies of these documents using the contact information above.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations of the Company’s management. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the control of EPIX or Predix, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. Such forward-looking statements include statements regarding the proposed transaction including the expected benefits thereof, the efficacy, safety, and intended utilization of the companies’ respective product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities, the expected timing of the transaction, the percentage ownership of the combined company, the expected board and management structure of the combined company, the expectation that EPIX will add at least one more member to its Board of Directors and the expected capabilities of Predix’s technology to discover additional drug candidates. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: costs related to the merger, failure of EPIX’s or Predix’s stockholders to approve the merger, EPIX’s or Predix’s inability to satisfy the conditions of the merger, the risk that EPIX’s and Predix’s businesses will not be integrated successfully, the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies, the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials, the risk that clinical trials may not result in marketable products, the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates, the risks associated with reliance on outside financing to meet capital requirements, risks associated with Predix’ new and uncertain technology, the development of competing systems, the combined company’s ability to protect its proprietary technologies, patent-infringement claims, risks of new, changing and competitive technologies and regulations in the U.S. and internationally. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. The transaction is subject to customary closing conditions, including approval of EPIX’s and Predix’s stockholders. These factors and others are more fully discussed in EPIX’s periodic reports and other filings with the SEC.
EPIX and Predix undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
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